UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2014

 AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Clark Street
St. Charles, Missouri	63301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 940-6000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The information set forth in Item 2.03 of this Form 8-K is hereby incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The transactions described in the paragraphs below are collectively referred to herein as the “Longtrain II Financing.” American Railcar Industries, Inc. (ARI or the Company) is engaging in the Longtrain II Financing to support and grow its leasing business and for general corporate purposes. The Longtrain II Financing, which is scheduled to mature in April 2015, is intended to serve as bridge financing until ARI can consummate a longer-term financing. The Company is currently exploring long-term, asset-based financing alternatives, which may include the sale of notes in a private offering. Any such notes will not be registered under the Securities Act of 1933, as amended (the Securities Act), or any state securities laws, and would be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act. Unless so registered, any such notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This report is neither an offer to sell nor a solicitation of an offer to buy any such notes, or any other securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. ARI currently anticipates that any such longer term financing would be used to refinance the Longtrain II Financing. ARI cannot guarantee that it will be able to enter into any such longer-term financing on favorable terms or on a timely basis, if at all.
Contribution and Sale. On October 16, 2014 (the Closing Date), ARI and its newly formed, wholly-owned subsidiary, Longtrain Leasing II, LLC, a Delaware limited liability company (Longtrain II) entered into a contribution and sale agreement (the Contribution and Sale Agreement). The Contribution and Sale Agreement governs transfers of railcars, the lease agreements pursuant to which such railcars are leased to third parties, the receivables associated therewith and certain other related assets (the Transferred Assets) that ARI may from time to time convey to Longtrain II. Transfers under the Contribution and Sale Agreement may be in the form of purchases and/or capital contributions. On the Closing Date, ARI transferred certain Transferred Assets to Longtrain II, partially as a sale for cash consideration of $100,000,000 and partially as a capital contribution to Longtrain II.
Term Loan Agreement. Also on the Closing Date, Longtrain II, as borrower, entered into a term loan agreement with Credit Suisse AG, New York Branch, as agent and secured party, and the lenders party thereto from time to time (the Longtrain II Loan Agreement), pursuant to which a secured term loan facility was established in an aggregate principal amount of $100,000,000 (the Term Loan Facility). On the Closing Date, Longtrain II borrowed $100,000,000 under the Term Loan Facility and used the entire amount of such proceeds to pay the cash purchase price pursuant to the Contribution and Sale Agreement, as described in the preceding paragraph.
Longtrain II has the option, subject to the provisions of the Term Loan Facility, to elect to have interest on the principal borrowed thereunder (the Loan) accrue at either a base rate or a rate determined by reference to an index. For the portion of the Loan accruing interest at the base rate, the interest rate is the higher of the federal funds rate designated by the Term Loan Facility, plus 0.5%, or the prime rate designated by the Term Loan Facility. For the portion of the Loan accruing interest at a rate determined by reference to an index, (i) except during a period when the lender for such portion of the Loan is funding and maintaining such portion of the Loan through the issuance of or other financing arrangement in respect of commercial paper, the sum of LIBOR (as determined under the Term Loan Facility) for such period plus the Applicable Margin (described below), and (ii) during a period when the lender for such portion of the Loan is funding and maintaining such portion of the Loan through the issuance of or other financing arrangement in respect of commercial paper, the sum of the applicable commercial paper rate (the CP Rate as determined under the Term Loan Facility) plus the Applicable Margin (described below). From and including the Closing Date and through and including the date that is six months from the Closing Date, the Applicable Margin is equal to a rate per annum of 1.45%. Thereafter, the Applicable Margin increases to a rate per annum equal to 2.95%. The interest rate increases by 2.0% following certain defaults.
The principal of the Loan matures on April 16, 2015. The Loans may be prepaid at Longtrain II’s option at any time without premium or penalty (other than customary LIBOR breakage fees). Longtrain II is required to make mandatory prepayments of the Loan: (i) if the Loan to Value Ratio (as defined in the Longtrain II Loan Agreement) exceeds 77% (and if Longtrain II does not timely cure such event by adding additional collateral to secure the Term Loan Facility); (ii) if the Debt Service Coverage Ratio (as defined in the Longtrain II Loan Agreement) is less than 1.05 to 1.00; or (iii) the Utilization Rate (as defined in the Longtrain II Loan Agreement) is less than 80%.
The Term Loan is secured by a first lien on substantially all assets of Longtrain II, which consist of railcars, railcar leases, receivables and related assets. The Term Loan is generally non-recourse to ARI.

The Longtrain II Loan Agreement contains certain representations, warranties, and affirmative and negative covenants applicable to ARI, American Railcar Leasing LLC (ARL), and/or Longtrain II, which are customarily applicable to senior secured facilities. Key covenants include limitations on Longtrain II’s indebtedness, liens, investments, acquisitions, asset sales, and affiliate and extraordinary transactions; full cash sweep; covenants relating to the maintenance of Longtrain II as a separate legal entity; financial and other reporting and periodic appraisals; maintenance of railcars, leases, and other assets; and Longtrain II’s compliance with an 80% utilization covenant. Key defaults include failure to repay principal, interest, fees and other amounts owing under the Term Loan Facility; making misrepresentations; the rendering of certain judgments against Longtrain II or ARI; failure of the security documents to create valid liens on property securing the Term Loan Facility; Longtrain II’s bankruptcy or insolvency; failure to replace the servicer within 60 days after notice from the Agent of a Manager Termination Event (as defined in the Longtrain II RMA); the Loan to Value Ratio exceeding 77% for more than 5 business days after an applicable payment date; and Longtrain II and/or ARI consummating certain types of securitization or similar financing transactions with certain designated assets contemplated as becoming collateral for certain long-term asset financing alternatives, unless the Loan is repaid simultaneously with the consummation of those financing transactions. Many defaults are also subject to cure periods prior to such default giving rise to the right of the lenders to accelerate the loans and to exercise remedies.
Railcar Management Agreement. Also on the Closing Date, Longtrain II entered into a railcar management agreement (the Longtrain II RMA) with ARL, as manager (the Manager), under which ARL will manage Longtrain II’s leased railcars, including arranging for services, such as repairs or maintenance, as deemed necessary. ARL will receive a management fee based on the lease revenues generated by the railcars in Longtrain II’s lease fleet that are managed by ARL and will also be reimbursed for certain of its expenses and other services. The Longtrain II RMA continues until terminated by Longtrain II pursuant to its terms.
ARL is an affiliate of Mr. Carl Icahn, ARI’s principal beneficial stockholder, through Icahn Enterprises L.P. The Longtrain II RMA was unanimously approved by the independent directors of ARI’s audit committee on the basis that the terms of the Longtrain II RMA were not materially less favorable to the Company or Longtrain II than those that could have been obtained in a comparable, arm’s length transaction with an unrelated person.
The foregoing is qualified in its entirety by reference to the text of the Longtrain II Loan Agreement, a copy of which has been filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
Exhibit 10.1	Term Loan Agreement among Longtrain Leasing II, LLC, as borrower, Credit Suisse AG, New York Branch, as agent and secured party, and the lenders party thereto from time to time

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2014		American Railcar Industries, Inc.

	By:	/s/ Umesh Choksi
	Name:	Umesh Choksi
	Title:	Senior Vice President, Chief Financial Officer and Treasurer